Exhibit 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

BETWEEN

K12 INC. AND NATHANIEL A. DAVIS

This First Amendment (“First Amendment”), dated as of September 2, 2015, to the Amended and Restated Employment Agreement dated March 10, 2014 (the “Agreement”) is made between K12 Inc., a Delaware corporation (“K12”) and Nathaniel A. Davis (“Employee”).

WHEREAS, K12 and the Employee, with the approval of the Board of Directors of K12, have agreed to extend the date on which a Renewal Offer is required under the Agreement;

NOW, THEREFORE, the Agreement is amended and affirmed as follows:

1.              Section 4.6(a) of the Agreement is amended and restated as follows:

4.6                               Expiration of Contract Term.

(a)                                 For the purposes of the Agreement, Renewal Offer means a bona fide offer by K12 to enter into a new employment agreement with EMPLOYEE, on terms at least as favorable to EMPLOYEE as this Agreement, made to EMPLOYEE at least one (1) month before the expiration of this Agreement.

2.              All capitalized terms defined in this First Amendment shall have the same defined meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

K12 Inc.

By:	/s/Andrew H. Tisch
Andrew H. Tisch
Chairman, Compensation Committee

/s/Nathaniel A. Davis
Nathaniel A. Davis
Chairman and CEO